UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) December 31,2004
                                                 -------------

                             Nofire Technologies, Inc
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-19945              22-3218682
          --------                       ---------              ----------
(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)       Identification No.)


                 21 Industrial Ave, Upper Saddle River, New Jersey 07458
               ---------------------------------------------------
               (Address of principal executive offices; zip code)

Registrant's telephone number, including area code (201) 818-1616
                                                   --------------

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ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT
(a)

(1) See below

(2) On December 31, 2004, the company agreed to a conversion of debt whereby certain officers, directors and creditors converted 8% convertible debentures into common stock at $0.14 per share.



  The following is a list of individuals
                    Converted
                       Debt         Stock
Sam Oolie            115,505      825,035
Sam Gottfried        106,411      760,078
Alphonso Margino      96,156      686,828
                   ---------     ----------
                     318,072    2,271,941


(3) After these transactions have been recorded the group has a beneficial interest of 37.5% in the company. Warrants are not included in this percentage.

(4) See (2) above

(5) No loans or pledges were obtained by the acquiring group.

(6) None

(7) No arrangements or understandings were obtained with respect to election of directors.



 (b) No arrangements are known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Nofire Technologies Inc

Date: December 31, 2004                       by:  /s/Samuel Gottfreid
                                                 -----------------
                                                Chief Executive Officer

                                               by:  /s/Sam Oolie
Date: December 31, 2004                             ---------------------
                                                Chief Financial Officer